SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


              Date of Report (date of earliest event reported): April 20, 2004



                       WHISPERING OAKS INTERNATIONAL, INC.
                    ----------------------------------------
             (Exact name of Registrant as specified in its charter)



     Texas                            0-26947                  75-2742601
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(State or other jurisdiction   (Commission File No.)         (IRS Employer
of incorporation)                                          Identification No.)



                           7080 River Road, Suite 215
                 Richmond, British Columbia V6X 1X5 (Address of
                principal executive offices, including Zip Code)


      Registrant's telephone number, including area code: (866) 884-8669
                                                          ---------------




                                       N/A
                         ------------------------------
          (Former name or former address if changed since last report)




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Item 12.    Results of Operation and Financial Condition

      Attached as an exhibit to this report are the Company's unaudited financial statements for the year ended December 31, 2003. These financial statements may be subject to further adjustment.

      For the year ended December 31, 2003 the Company had a loss of $(2,630,916) as compared to a loss of $(658,732) for the year ended December 31, 2002.

      As explained in Note 1 to the unaudited financial statements which are filed as an exhibit to this report, the financial statements for the years ended December 31, 2002 and 2001 have been restated to properly account for the value of the intellectual property acquired from Lagostar Trading S.A. and the associated amortization of this intellectual property. It was determined that Generally Accepted Accounting Principles required the Company's financial statements to show this intellectual property as having no value. Notwithstanding the application of Generally Accepted Accounting Principles to this transaction, an independent appraisal has valued the Company's intellectual property at approximately $5,000,000 as of December 31, 2003. See Item 12 of this report for information regarding the acquisition of this property from Lagostar.

Item 7.  Financial Statements, Exhibits and Pro Forma Financial Information

(a)   Not Applicable

(b)   Not Applicable

   (c)  Exhibits

    Number    Description

      99     Financial statements (unaudited) for year ended December 31, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   April 20, 2004
                                          WHISPERING OAKS INTERNATIONAL, INC.


                                          By: /s/ Ricardo Moro-Vidal, M.D.
                                              ---------------------------
                                              Dr. Ricardo Moro-Vidal,
                                              President